EXHIBIT 4(c)
                             SUBSCRIPTION AGREEMENT

                        INSTRUCTIONS FOR GIFT SHARE DONEES

One of our officers has offered to give you _______ shares of our common stock. You will not be expected or permitted to give our officer any money, property or other valuable consideration in connection with this gift. In order to receive the shares you must execute either a paper or an electronic copy of the Gift Acceptance Certificate set forth below.

     IF SHARES WILL BE ISSUED TO MORE THAN ONE MEMBER OF YOUR FAMILY, A SEPARATE GIFT ACCEPTANCE CERTIFICATE MUST BE COMPLETED FOR EACH FAMILY
                                     MEMBER.

      GIFT ACCEPTANCE CERTIFICATES FOR GIFTS TO MINOR CHILDREN MUST BE EXECUTED BY A PARENT OR LEGAL GUARDIAN ACTING AS CUSTODIAN FOR THE CHILD.

Paper Execution: If you want to execute a paper copy of the Gift Acceptance Certificate you must:

* Make a photocopy of the Gift Acceptance Certificate and complete all required information;

* Sign the Gift Acceptance Certificate in the space indicated; and

* Mail the executed Gift Acceptance Certificate to:

                         Broad Street Investment II, Inc.
                     c/o Frontier Bank, Corporate Trust Group
                           735 Broad Street, Suite 218
                              Chattanooga, TN  37402

Electronic Execution: If you would rather execute an electronic version of the Gift Acceptance Certificate you must:

   o Log-on to the electronic Gift Acceptance Certificate on our Internet website at: www.broadstreetshell.com/acceptance/home.html

   o  Follow the on-line instructions and complete all required information;
      and

   o Electronically sign the Gift Acceptance Certificate in the space indicated.

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                         BROAD STREET INVESTMENT II, INC.
                           GIFT ACCEPTANCE CERTIFICATE


Broad Street Investment II, Inc.
Frontier Bank
Corporate Trust Group
735 Broad Street, Suite 218
Chattanooga, TN  37402

Gentlemen,

1. __________________________, an officer of Broad Street Investment II, Inc. (the "Company"), has advised me in writing of his or her intent to transfer ______ shares of the Company's common stock to me as a gift. I understand that I will not be asked to transfer any money, property or other valuable consideration to the above-named officer of the Company or to any other person in connection with the transfer of shares. I also understand that I must execute a copy of this Gift Acceptance Certificate as a condition to the transfer of the shares to my name.

2. I have received and reviewed a copy of the Company's prospectus dated ________________, 2002. I understand that:

      (a) The Company is a "blank check company," as defined in Securities and Exchange Commission Rule 419, and the gifting distribution is subject to the requirements of Rule 419.

      (b) The Company's officers will give a total of 310,000 shares of our common stock to individuals and organizations selected by them (the "Donees"). Each donee will receive between 2,500 and 200 shares and will be subject to the resale restrictions described in the prospectus.

      (c) The Company will deposit all certificates for the shares in escrow with Frontier Bank. The stock certificates deposited in the Rule 419 escrow will be registered in my name and held in trust for my benefit until the Company negotiates a business combination and complies with the disclosure, reconfirmation and closing requirements of Rule 419.

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      (d)   I will be required to retain ownership of at least 100 shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' stock on Nasdaq.

      (e) THE COMPANY'S Shares are EXTREMELY speculative AND ITS BUSINESS PLAN involves a VERY high degree of risk.

3. I understand that if the Company fails to negotiate a business combination within 18 months from the date of the prospectus, the board of directors will promptly liquidate the Company. In such an event, I will only receive a distribution equal to my pro rata share of the Company's remaining assets, if any.

4. I understand that if the Company negotiates a business combination, I will be sent an updated prospectus that provides a detailed description of the proposed transaction and the other information required by Rule 419. The updated prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

   (a)Approve the proposed transaction and remain a stockholder of the Company, or

   (b)Reject the proposed transaction and instruct the escrow agent to return my shares to the officer identified above.

5. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation certificate and send the executed reconfirmation certificate to the escrow agent within the reconfirmation period specified in the updated prospectus. If the escrow agent does not receive an executed reconfirmation certificate from me within the time period specified in the updated prospectus, the escrow agent will return my shares to the officer identified above.

6. Even if I elect to remain a stockholder of the Company, my decision will be subject to the reconfirmation threshold specified in the Company's updated prospectus. I understand that if a sufficient number of other donees do not also execute reconfirmation certificates within the period specified in the updated prospectus, the escrow agent will return all gifted shares to the

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Company's officers.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's updated prospectus is met, the escrow agent will mail my stock certificates to me within 5 business days after the escrow agent receives a notice from the Company that a business combination has been completed and all other conditions to the release of my stock certificates have been satisfied. I understand that when the escrow agent delivers my shares, I will receive two stock certificates: one for 100 shares and a second for ______ shares. I understand that the certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

8. I understand that this Gift Acceptance Certificate does not impose any legal obligations on me, but constitutes a valid unilateral contract that is a legally binding obligation of the officer identified above. I understand that the gift evidenced hereby is subject to all of the conditions set forth herein, and no others.

9. Subject to all of the foregoing, I hereby accept the above named officer's gift of _____ shares of the Company's common stock. I have executed this Gift Acceptance Certificate on the date set forth below and forwarded the executed Gift Acceptance Certificate to the escrow agent.


Executed in the City of _________________, State of ________________
this ___ day of ___________, 2002


_______________________________
(Signature of Donee)

                         GENERAL REGISTRATION INFORMATION


Please register my shares as follows


____________________________________________
(Name of Registered Owner)


____________________________________________
(Social Security or Federal Tax I.D. Number)


____________________________________________
(Street Address)


____________________________________________
(City, State, Zip Code)


____________________________________________
(Telephone, including area code)


____________________________________________
(e-mail address)


                       ADDITIONAL REGISTRATION INFORMATION
                        FOR STOCK GIFTS TO MINOR CHILDREN

Please register the shares under the Uniform Gifts to Minors Act as follows:

              _________________________________, as custodian for

              _________________________________

              under the Uniform Gifts to Minors Act of the State of

              _________________________________.


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                                  **********
                            SUBSCRIPTION AGREEMENT
                                  (NON-DONEE)
                              Document is copied.

Broad Street Investment II, Inc.
735 Broad Street, suite 218
Chattanooga, TN  37402

Gentlemen:

The undersigned irrevocably subscribe(s) for and agree(s) to purchase shares of common stock, no par value per share ("Common Stock"), of Broad Street Investment II, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full of $________ for ________ shares of the Common Stock subscribed for, at the price of $__.__ per share (checks made payable to "Broad Street Investment II, Inc.").

The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction, unless the Company receives interest on such bank account, in which case interest will be paid in the amount received from the bank.

(I)  WITHHOLDING CERTIFICATION

Each of the undersigned certifies under penalty of perjury that:

(1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.

(2) The undersigned is not subject to backup withholding because:

    (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.

    (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

NOTE: If this statement is not true and you are subject to backup withholding, strike out section

(II).  REGISTRATION OF SECURITIES

Common Stock is to be registered as indicated below.

(Please type or print.)

--------------------   -----------------------     ----------------------------
Name(s)                Social Security or          Federal Tax ID Number(s)

----------------------------------------------     ----------------------------
Street Address                                     Telephone Number


--------------------     ---------------------     -------------------
City,                    State,                    Zip Code

34 100 OWNERSHIP:
[ ] Individual                               [ ] Marital Property
[ ] Joint Tenants with Right of Survivorship [ ] Tenants in Common
[ ] Corporation                              [ ] Partnership
[ ] Trust                                    [ ] IRA/Qualified Plan
[ ] Other

If Common Stock is to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.


                            SUBSCRIBER SIGNATURES

                                 INDIVIDUALS

(All proposed record holders must sign.)

Dated: _________________________


_____________________________       __________________________
(Signature)                         (Signature)


_____________________________       __________________________
(Print or Type Name)                (Print or Type Name)



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CORPORATIONS, PARTNERSHIPS, TRUSTS AND IRAS/QUALIFIED PLANS
(Certificate of Signatory must be completed.)

Dated: _________________________


-----------------------------------
(Print or Type Name of Entity)

___________________________________
By:
(Signature of Authorized Representative)


                            CERTIFICATE OF SIGNATORY


I, _____________________, (Print or Type Name of Authorized Representative) am the __________________________________________ (Print or Type Title or
Position) of ____________________________________ ("Entity"). (Print or Type
Name of Subscribing Entity) I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase Common Stock, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

________________________________________
(Signature of Authorized Representative)

SALES AGENT

Name of Selected Placement Agent:  _______________________________

Name of Registered Representative: _______________________________


                                  ACCEPTANCE
                                 Subscription

[ ] accepted [ ] rejected as of ______________________, 2002.

BROAD STREET INVESTMENT II, INC.


By: ____________________________________
(Signature of Authorized Officer)